Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(14,184,090)
Realized Gain (Loss) on Swap Contracts	4,839,887
Unrealized Gain (Loss) on Market Value of Commodity Futures	38,468,260
Unrealized gain (loss) on Fair Value of Swap Contracts	(774)
Dividend Income	735,426
Interest Income	710,372
ETF Transaction Fees	7,000
Total Income (Loss)	$30,576,081

Expenses
General Partner Management Fees	$257,719
Professional Fees	141,157
Brokerage Commissions	109,588
Directors' Fees and Insurance	6,649
License Fees	6,443
Total Expenses	$521,556
Net Income (Loss)	$30,054,525

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/26	$475,982,222
Additions (10,600,000 Shares)	106,106,403
Withdrawals (4,000,000 Shares)	(41,170,126)
Net Income (Loss)	30,054,525

Net Asset Value End of Month	$570,973,024
Net Asset Value Per Share (54,146,103 Shares)	$10.55

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596